Exhibit 23.1

8th FL, 8, Uisadang-daero Yeongdeungpo-gu,Seoul, 07236, Korea
Telephone: 82-2-782-9940
Telefax: 82-2-782-9941
www.rsm.global/korea

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the current report on Form 8-K of OSR Holdings, Inc (formerly Bellvue Life Science Acquisition Corp.) of our report dated April 15, 2025 with respect to our audits of the consolidated financial statements of OSR Holdings Co., Ltd. and its subsidiaries as of December 31, 2024 and 2023 and for the years then ended.

Shinhan Accounting Corporation

Seoul, Korea

April 15, 2025